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                                                                   Exhibit 99.5

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer.--Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

--------------------------------------------------
                               Give the
                               SOCIAL SECURITY
For this type of account:      number of--
--------------------------------------------------
1. An individual's account     The individual

2. Two or more individuals     The actual owner of
   (joint account)             the account or, if
                               combined funds, any
                               one of the
                               individuals(1)

3. Husband and wife (joint     The actual owner of
   account)                    the account or, if
                               joint funds, either
                               person(1)

4. Custodian account of a      The minor(2)
   minor (Uniform Gift to
   Minors Act)

5. Adult and minor (joint      The adult or, if
   account)                    the minor is the
                               only contributor,
                               the minor(1)

6. Account in the name of      The ward, minor, or
   guardian or committee       incompetent
   for a designated ward,      person(3)
   minor, or incompetent
   person

7. a The usual revocable       The grantor-
     savings trust account     trustee(1)
     (grantor is also
     trustee)
   b So-called trust account   The actual owner(1)
     that is not a legal or
     valid trust under State
     law

8. Sole proprietorship         The owner(4)
   account

--------------------------------------------------
                                Give the
                                SOCIAL SECURITY
For this type of account:       number of--
--------------------------------------------------

 9. A valid trust, estate,      The legal entity
    or pension trust            (Do not furnish the
                                identifying number
                                of the personal
                                representative or
                                trustee unless the
                                legal entity itself
                                is not designated
                                in the account
                                title.)(5)

10. Corporate account           The corporation

11. Association, club,          The organization
    religious, charitable,
    educational or other
    tax-exempt organization
    account

12. Partnership account         The partnership
    held in the name of the
    business

13. A broker or registered      The broker or
    nominee                     nominee

14. Account with the            The public entity
    Department of
    Agriculture in the name
    of a public entity
    (such as a State or
    local government,
    school district, or
    prison) that receives
    agricultural program
    payments

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's social security number must be furnished.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your social security number or your employer identification number (if you have one).
(5) List first and circle the name of the legal trust, estate, or pension trust.

Note: If no name is circled when there is more than one name listed, the number will be considered to be that of the first name listed.
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            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                    Page 2
Obtaining a Number
If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, Form W-7, Application for IRS Individual Taxpayer Identification Number (for individuals ineligible to obtain a U.S. Social Security number) or Form SS-4, Application for Employer Identification Number (for business and all other entities), at the local office of the Social Security Administration or the Internal Revenue Service ("IRS") and apply for a number.

Payees Exempt from Backup Withholding
Payees specifically exempted from backup withholding on ALL payments of interests and dividends include the following:
 . A corporation
 . A financial institution
 . An organization exempt from tax under section 501(a) of the Internal
   Revenue Code of 1986, as amended (the "Code") an individual retirement plan, or a custodial account under Section 403(b)(7) of the Code, if the account satisfies the requirements of Section 401(f)(2) of the Code.
 . The United States or any agency or instrumentality thereof.
 . A State, The District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
 . A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
 . An international organization, or any agency or instrumentality thereof. . A registered dealer in securities or commodities registered in the U.S., or a possession of the U.S.
 . A real estate investment trust.
 . A common trust fund operated by a bank under section 584(a) of the Code. . An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1) of the Code.
 . An entity registered at all times under the Investment Company Act of
   1940.
 . A foreign central bank of issue.

Broker Transactions: All payees listed above, other than an exempt charitable remainder trust, a non-exempt trust described in Section 4947(a)(1) of the Code or a middleman as described above are exempt payees with regard to broker transactions.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
 . Payments to nonresident aliens subject to withholding under section 1441 of the Code.
 . Payments to partnerships not engaged in a trade or business in the U.S.
   and which have at least one nonresident alien partner.
 . Payments of patronage dividends where the amount renewed is not paid in money.
 . Payments made by certain foreign organizations.
 . Payments made by an ESOP.

Payments of interest not generally subject to backup withholding include the following:
 . Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
 . Payments of tax-exempt interest (including exempt-interest dividends under section 852 of the Code).
 . Payments described in section 6049(b)(5) of the Code to non-resident aliens.
 . Payments on tax-free covenant bonds under section 1451 of the Code.
 . Payments made by certain foreign organizations.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

Certain payments other than interest, dividends and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A of the Code and Treasury regulations promulgated thereunder.

Privacy Act Notice--Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of tax returns. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties
(1) Penalty for Failure to Furnish Taxpayer Identification Number.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Information With Respect to Withholding.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) Criminal Penalty for Falsifying Information.--Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE IRS.